Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

LEASE

THIS LEASE (“Lease”) is made and entered into as of the 1st day of April 2026, by and between CVD EQUIPMENT CORPORATION, a New York corporation, having an address at 355 S Technology Drive, Central Islip, NY 11722 (hereinafter “Lessor”), and EDWARDS SEMICONDUCTOR SOLUTIONS LLC, a Delaware limited liability company, having an address at 5 Tower Drive, Saugerties, NY 12477 (hereinafter “Lessee”).

W I T N E S S E T H:

WHEREAS, Lessor is the owner of the following real property known as 1117 Kings Highway, Saugerties, New York, 12477 (the “Demised Premises”): (a) the land described in Exhibit “A” annexed hereto (the “Land”); (b) the building located on the Land (the “Building”); (c) the parking area located on the Land (the “Parking Area”) and any and all other structures and other improvements and appurtenances now or hereafter located on the Land (the “Other Improvements;” said Building and Other Improvements being hereinafter collectively referred to as the “Improvements”); (d) all right, title, and interest of Lessor, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land to the center line of such street or highway; (e) the appurtenances and all the estate and rights of Lessor in and to the Land; (f) any strips or gores adjoining the Land; and (g) all fixtures attached or appurtenant to any of the foregoing;

WHEREAS, Lessor desires to lease the Demised Premises to Lessee, and Lessee desires to lease the Demised Premises from Lessor;

WHEREAS, the parties desire to enter into this Lease to set forth their rights and obligations to each other relating to the Demised Premises; and

NOW, THEREFORE, for good and valuable consideration, Lessor leases and demises the Demised Premises to Lessee, and Lessee takes and hires the Demised Premises from Lessor, subject only to Permitted Exceptions, for the Term, upon the terms and conditions of this Lease.

ARTICLE I

LEASED PROPERTY AND LEASE TERM

Section 1.01 Leased Property and Lease Term. Lessor hereby leases to Lessee, and Lessee hereby hires on the terms and conditions hereinafter set forth, the Demised Premises, subject to the “Permitted Exceptions” described on Exhibit “B” annexed hereto.

TO HAVE AND TO HOLD, the Demised Premises unto Lessee, for a term of two (2) years commencing on the date hereof (the “Commencement Date”), and expiring at 12:00 noon on the last day of the calendar month containing the second (2nd) anniversary of the Commencement Date (the “Expiration Date”), unless this Lease shall be sooner terminated as hereinafter provided. The use of the word “Term” in this Lease shall mean the period commencing on the Commencement Date and ending on the Expiration Date, unless sooner terminated as provided herein.

Section 1.02 Condition of Demised Premises. Except as otherwise expressly provided herein, Lessor shall not be required to perform any work within the Demised Premises, and Lessee agrees to accept them in their “as is” condition with “all faults,” and without any representation or warranty by Lessor with respect thereto. Notwithstanding the foregoing, Lessor represents and warrants that, as of the Commencement Date,

(a) the roof (including the membrane, insulation, flashing, and all related appurtenances) shall be in good condition, watertight, and free from leaks, and defects; and

(b)all building systems serving the Demised Premises, including the heating, ventilation and air conditioning system (including all equipment, distribution, controls, and related components, collectively, the “HVAC System”), plumbing (including supply, waste, vent and fixtures), electrical (including service, panels, distribution, lighting), mechanical, life safety, fire protection, elevator and security systems (collectively, the “Building Systems”), shall be in good working order.

Section 1.03 Renewal Option. Lessee shall have one (1) option (“Renewal Option”), to be exercised as hereinafter provided, to extend the Term of this Lease for one (1) year (“Renewal Term”) upon the following terms and conditions:

(a) That at the time of the exercise of the Renewal Option, no Lessee Default shall be continuing;

(b) That there shall be no further privilege for extension of the Term of this Lease beyond the Renewal Term;

(c) To exercise the Renewal Option, Lessee must so advise Lessor by written notice (a “Renewal Notice”) given at least six (6) months prior to the last day of the Term; and

(d) The Renewal Term shall commence immediately upon the expiration of the Term and shall be on all of the terms, covenants and conditions of this Lease, except that the Net Rent for the Renewal Term shall be equal to the amounts set forth in the rent schedule in Section 2.01 below.

ARTICLE II

RENT

Section 2.01 Net Rent. (a) Lessee shall pay to Lessor a net annual minimum rent for the Demised Premises during the initial Term of this Lease without any deduction, defense, credit, abatement, setoff or offset for any circumstances whatsoever, and without prior notice or demand, in lawful money of the United States, as follows (“Net Rent”):

LEASE YEAR	ANNUAL	MONTHLY
First Lease Year	$182,750.00	$15,229.17
Second Lease Year	$188,232.50	$15,686.04
Third Lease Year	$193,879.48	$16,156.62

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(b) An amount equal to the first month’s installment of Net Rent and the last month’s installment of Net Rent shall be due and payable upon the execution and delivery of this Lease by Lessee, which payment shall be applied to the first and last installments of Net Rent, respectively, that become due and payable under this Lease. During the Term, Lessee shall pay the Net Rent in equal monthly installments in advance on the first day of each month; provided, however, that if the Commencement Date is not the first day of a calendar month, then the Net Rent for such month shall be pro-rated. Lessee shall pay Net Rent and other sums payable by Lessee to Lessor (i) by good and sufficient check payable to Lessor, or (ii) if Lessor so elects by written notice to Lessee, by ACH, wire transfer or other electronic means, to an account or accounts designated by Lessor in such notice from time to time. The Net Rent shall in all respects be absolutely net to Lessor. As used herein, a “Lease Year” shall mean each consecutive period of twelve (12) calendar months following the Commencement Date; provided, however, that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be deemed to be such partial month plus the eleven (11) full calendar months thereafter, and each succeeding Lease Year shall be each consecutive period of twelve (12) calendar months following the first Lease Year.

(c) Notwithstanding anything to the contrary contained herein, provided that Lessee completes the Re-Paving Work (as defined herein) in a good and workmanlike manner, Lessor shall grant Lessee an abatement of Net Rent for a period of three (3) consecutive months (the “Abatement Period”). The Abatement Period shall commence on the first day of the calendar month immediately following the date of substantial completion of the Re-Paving Work. During the Abatement Period, Lessee shall remain responsible for all other sums due under this Lease, including without limitation Additional Rent (as defined herein), utilities, taxes, insurance, and any other charges payable by Lessee.

Section 2.02 Additional Rent. This Lease is entered into by Lessor for the express purpose of providing Lessor with net income from rent, free and clear of any and all costs, expenses, charges, taxes, assessments, fines, penalties, liens or impositions, of any kind. In addition to the Net Rent required under Section 2.01, Lessee shall, in accordance with the provisions of this Lease, pay all Impositions (as defined below), insurance premiums, construction costs of any improvements, additions, alterations and repairs (except as otherwise provided in Article X hereof) and any other charges, costs and expenses arising out of, or in any way connected with the Demised Premises and the Improvements occurring during the Term of this Lease so that the Net Rent shall in all respects be absolutely net to Lessor. All Impositions, insurance premiums and other charges, costs, expenses or amounts due under this Lease other than Net Rent are sometimes hereinafter collectively referred to as “Additional Rent.” Additional Rent and Net Rent are sometimes hereinafter collectively referred to as “Rent.” In the event of the non-payment of all or any portion of Additional Rent, Lessor shall have the same rights and remedies as provided in this Lease or at law, in equity or otherwise for failure of Lessee to pay Net Rent.

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Section 2.03 Address for Payment. Payment of the Net Rent required hereunder together with any other amounts payable by Lessee to Lessor shall be paid at the following address:

355 S Technology Drive

Central Islip, NY 11722

Attention: Emanuel Lakios, President and CEO

or to such other address as Lessor shall, from time to time, designate in writing in accordance with Section 23.15 below.

Section 2.04 Rent Regulation. During any period when any Net Rent shall be or become uncollectible, reduced, or required to be refunded because of any rent control law or regulation (a “Rent Regulation Period”), Lessee shall enter into such agreement(s) and take such other steps as Lessor may reasonably request and as may be legally permissible to permit Lessor to collect the maximum Net Rent that, from time to time during such Rent Regulation Period, may be legally permissible (and not in excess of the amounts then reserved therefor under this Lease to the extent then due and payable under this Lease). After any Rent Regulation Period: (a) Net Rent shall become and thereafter be payable in accordance with this Lease; and (b) Lessee shall promptly pay in full to Lessor, unless prohibited by law, an amount equal to the excess, if any, of the following during the Rent Regulation Period: (1) the Net Rent that this Lease required Lessee to pay; less (2) the Net Rent Lessee actually paid.

ARTICLE III

TAXES

Section 3.01 Lessee’s Obligation to Pay Taxes.

(a) Lessee shall pay or cause to be paid (except as hereinafter provided in this Article III), before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, assessments (including, without limitation, special taxes or assessments for improvements to the Improvements) and assessments by business improvement districts, water and sewer rates and charges, any rent tax, occupancy tax or similar tax (including, without limitation, any tax on rental imposed by State or local law), whether or not imposed on or measured by the rents payable by Lessee, and other governmental or quasi-governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, which are now or at any time hereafter levied, imposed or become a lien upon the entire tax lot designated as Section 17.4, Block 2, Lot 31 and the land and all Improvements thereon (all of which are hereinafter referred to collectively as “Impositions” and individually as “Imposition”).

(b) If, by law, any Imposition is payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments as the same respectively become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. However, Lessee shall not be required to pay any installment which shall fall due after the expiration of the Term of this Lease. Any Imposition relating to a fiscal period of the taxing authority, in which the Term of this Lease shall begin or end (whether or not such Imposition shall be levied, imposed or become a lien upon the Demised Premises or the Improvements or any part of either thereof, or become payable in respect thereto during the Term of this Lease), shall be apportioned so that Lessee shall pay only that proportion of such Imposition which corresponds with the portion of said fiscal period as is within the Term of this Lease.

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(c) Lessee shall not be obligated to pay any capital levy, franchise, estate, inheritance, succession, or transfer tax of Lessor, or any income or excess profits tax or any other tax, assessment, charge or levy upon the income of Lessor, nor shall any of the foregoing be deemed to be included within the term “Impositions” as defined in Section 3.01 above. However, if a tax other than a tax of the nature specified in the foregoing sentence is levied upon the Net Rent, whether or not such tax is imposed upon Lessor in the first instance, Lessee shall pay it, or promptly reimburse Lessor for such tax, provided, however, that Lessee shall not be obligated to pay any greater amount than would have been payable by Lessor if the Net Rent had been the sole taxable income and the Demised Premises the sole asset of Lessor.

(d) Lessee, upon request of Lessor, shall furnish to Lessor for its inspection, within five (5) days after the date when any Imposition is payable pursuant to any provision of this Article III, official receipts of the appropriate taxing authority, or other proof satisfactory to Lessor, evidencing the payment thereof.

Section 3.02 Tax Escrow. Lessee shall, upon Lessor’s request, deposit with the Lessor 1/12th of the annual Impositions as estimated by Lessor. On the 1st day of each and every calendar month thereafter during the Term of this Lease, Lessee shall deposit with the Lessor, to be held by the Lessor, a sum equal to 1/12th of the annual Impositions for each then current or ensuing year. In the event that the amount of the Impositions shall not have been fixed at the time when any such monthly deposit is required to be made, Lessee shall make such deposit based upon the amount of the Imposition for the immediately preceding year, subject to adjustment as and when the amount of such Impositions is ascertained. Lessee shall provide Lessor with copies of tax bills within ten (10) days after receipt thereof by Lessee. All sums deposited with the Lessor pursuant to this Section shall be applied to the payment of Impositions. No interest shall accrue on the sums so deposited. In the event the sums deposited hereunder are not sufficient to pay the Impositions when due, then Lessee shall, within ten (10) days of notice of the insufficiency, deposit with the Lessor any such deficiency and shall also deposit such additional sums as shall be necessary to ensure that the amounts deposited hereunder plus such deposits as are required to be made in the future hereunder are sufficient to pay all Impositions then due or which will become due. In the event of a conveyance by Lessor of its interest in and to the Demised Premises, Lessor shall have no further liability with respect to the deposits for Impositions upon delivery thereof by Lessor to the transferee, provided that the transferee of the Lessor assumes the Lessor’s liability hereunder.

Section 3.03 Lessee May Contest Taxes.

(a) Lessee may contest any Impositions in any manner permitted by law, in Lessee’s name, and whenever necessary in Lessor’s name. Lessor will cooperate with Lessee and execute any documents or pleadings required for such purpose, provided that such action is without expense to Lessor and that Lessor will not incur any liability by reason thereof. If such contest is instituted in the name of Lessor, Lessee shall so advise Lessor on at least thirty (30) days’ prior notice, giving full details as to the tribunal in which the contest will be brought, the Imposition contested and the amount thereof and such additional information relating thereto as Lessor may request to enable it to understand and evaluate the facts. Such contest may include appeals from any judgments, decrees or orders until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter.

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(b) At Lessee’s election, Lessee may defer payment of the Imposition if prior to the due date thereof Lessee shall have deposited with the Lessor the amount of the contested Imposition and an estimated amount of interest, penalties and charges which might be assessed against or become a charge on the Demised Premises and/or the Improvements by reason of such contest, provided that the Demised Premises and/or the Improvements or any part thereof would not be in imminent danger of being forfeited or lost by reason of such deferment. Upon the termination of the contest, Lessee shall pay the Imposition, as finally determined, together, with the interest, penalties and other charges in connection therewith, and upon such payment the sums deposited with the Lessor shall be returned to Lessee or, if Lessee so elects, the funds deposited with the Lessor may be used for such payment; any surplus to be returned to Lessee and any deficiency to be made good by Lessee.

(c) If at any time during the pendency of the contest, Lessor reasonably shall deem the amount deposited with the Lessor insufficient to cover the contested Imposition, interest, penalties and charges, Lessee, upon demand of Lessor, shall deposit with the Lessor such additional sums as Lessor may reasonably request. Upon failure of Lessee to make such additional deposit Lessor may pay the contested Imposition and interest, penalties and charges out of the funds held by the Lessor; any surplus to be returned to Lessee and any deficiency to be made good by Lessee.

(d) Any tax refund with respect to Impositions paid by Lessee or paid by Lessor and for which Lessor has been reimbursed shall be the property of Lessee after deduction and payment of the reasonable costs of procuring such refund.

Section 3.04 Miscellaneous. The certificate, advice, receipt or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition, or of non-payment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid or has been paid at the time of the making or issuance of such certificate, advice, receipt or bill.

ARTICLE IV

USE

Section 4.01 Permitted Use. The Demised Premises and the Improvements may be used for light manufacturing, general warehouse and executive offices and ancillary uses. In no event may the Demised Premises be used for any other purpose, including, without limitation, any of the “Prohibited Uses” described on Exhibit “C” annexed hereto. Lessee shall have access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week, subject to Legal Requirements.

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Section 4.02 Licenses and Permits. If any license or permit of a governmental authority shall be required for the proper and lawful conduct of Lessee’s business or other activity carried on in the Demised Premises, and if the failure to secure such license or permit might or would, in any way, affect Lessor, then Lessee, at Lessee’s expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Lessor. Lessor shall join in the application for such permits or authorizations whenever such action is necessary, provided that such action is without expense to Lessor. Lessee, at Lessee’s expense, shall, at all times, comply with the requirements of each such license or permit. Lessee will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy (temporary or permanent) issued for the Improvements.

Section 4.03 Impairment of Title. Lessee shall not suffer or permit the Demised Premises, the Improvements or any portion thereof to be used by the public or any person, without restriction or in such manner as would violate or cause a default under any of the provisions of any mortgage encumbering the fee interest of Lessor (a “Fee Mortgage”) or any other agreement or instrument affecting title to the Demised Premises or which might reasonably tend to impair Lessor’s title to the Demised Premises, the Improvements or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage, adverse possession or prescription by the public or any person, or of implied dedication, of the Demised Premises, the Improvements or any portion thereof. Lessee hereby acknowledges that Lessor does not hereby consent, expressly or by implication, to the unrestricted use or possession of the whole or any portion of the Demised Premises or the Improvements by the public or any person, and Lessee does not have the power or authority and nothing contained in this Lease is intended or shall be deemed or interpreted to grant Lessee the power or authority to create, grant or approve any such use, possession or condition.

Section 4.04 Parking Area.

(a) Lessee shall be permitted to use the entire Parking Area on the Land adjacent to the Building for parking of motor vehicles of the Lessee, Lessee’s customers and employees. Parking shall be at Lessee’s own risk. Lessor shall have no obligation to monitor, patrol or police any portion of the Parking Area, or to take any action to prevent other persons from entering or parking in the Parking Area. Lessor shall have no liability for any loss or damage to vehicles or personal property. In no event may Lessee or any of Lessee’s customers, employees, contractors, subtenants, licensees or invitees use any parking spaces or access roads on any properties adjacent to the Land without the prior written consent of Lessor.

(b) Landlord hereby consents to Lessee’s performance, at its sole cost and expense, of repaving, resurfacing, and repairing the Parking Area in accordance with paving specifications reasonably approved by Lessor (the “Re-Paving Work”). The Re-Paving Work shall be deemed an Alteration (as hereinafter defined) for all purposes hereunder. Prior to commencement of the Re-Paving Work, Lessee shall, at its sole cost and expense, apply for and obtain all required permits and approvals related to such Re-Paving Work. Lessor shall join in any permit or approval applications when reasonably necessary, provided that such action is without expense to Lessor. Subject to any delays due to Force Majeure or caused by any governmental authority in connection with the issuance of any necessary permit or approval application for the Re-Paving Work (provided that Lessee is using commercially reasonable efforts, in good faith in the pursuit of such permit or approval application), Lessee shall cause the Re-Paving Work to be completed within six (6) months following the Commencement Date.

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(c) Lessee shall, at Lessee’s sole cost and expense, use commercially reasonable efforts consistent with applicable federal, state and local laws to maintain the Parking Area, drive aisles and pedestrian paths serving the Building in a condition reasonably safe for Lessee’s use during winter weather, including snow plowing, ice pretreatment, and application of salt at a frequency reasonably appropriate to prevailing conditions, it being understood that temporary accumulations may occur during and immediately following weather events.

Section 4.05 Injunctive Relief. Any violation of this Article IV shall be deemed a material breach of this Lease and Lessor shall be entitled to injunctive relief in addition to any other remedies available to Lessor under this Lease.

ARTICLE V

UTILITIES & SERVICES

Section 5.01 Utilities. Lessee shall be solely responsible for and shall promptly pay, prior to delinquency, the cost of all gas, heat, water, electricity, power, telephone, internet connections, sewage, and any other utilities supplied to the Demised Premises and the Improvements including all connection fees for any utilities or services. Lessor shall not be liable in any way to Lessee for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility servicing the Demised Premises with electricity or for any other reason not attributable to Lessor. Lessee’s use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise servicing the Demised Premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the electric service, Lessee shall not, without prior written consent in each instance (which shall not be unreasonably withheld) connect any additional fixtures, appliances or equipment to the electric distribution system of the Demised Premises or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date of this Lease. Should Lessor grant such consent, all additional risers or other equipment required therefor shall be provided by Lessor and the cost thereof shall be paid by Lessee upon Lessor’s demand.

Section 5.02 Facilities or Services. Lessor shall not be required to furnish to Lessee any facilities or services of any kind whatsoever during the Term of this Lease, such as, but not limited to, gas, heat, water, steam, electricity, light, power, telephone, internet access and sewage. Lessor shall in no event be required to make any alterations, re-buildings, replacements, changes, additions, improvements or repairs to such facilities or services at any time during the Term of this Lease.

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ARTICLE VI

ENTRY BY LESSOR

Section 6.01 Right of Entry. Lessee shall permit Lessor and its authorized representatives to enter the Demised Premises and the Improvements at all reasonable times for the purpose of (a) inspecting the same, (b) making any necessary repairs thereto and performing any work therein that may be necessary by reason of Lessee’s failure to make any such repairs or perform any such work or to commence the same for ten (10) days after written notice from Lessor (or without notice in case of emergency), and (c) exhibiting the Demised Premises and the Improvements for sale, lease or financing, provided that Lessor shall use all reasonable good-faith efforts to deliver Lessee at least one (1) day’s prior written notice of any such exhibition. Nothing herein shall imply any duty upon the part of Lessor to do any such work and performance thereof by Lessor shall not constitute a waiver of Lessee’s default in failing to perform the same.

Section 6.02 Right to Store Materials. During the progress of any work in the Demised Premises and the Improvements performed by Lessor pursuant to the provisions of Section 6.01 hereof, Lessor may keep and store therein all necessary materials, tools, supplies and equipment. Lessor shall not be liable for any inconvenience, annoyance, disturbance, loss of business or other damage of Lessee or any sublessee by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into the Demised Premises and the Improvements during the course thereof and the obligations of Lessee under this Lease shall not be affected thereby. During the course of any such work, Lessor shall exercise reasonable efforts not to cause a breach of Lessee’s obligations pursuant to an approved sublease.

Section 6.03 Naming Rights. Lessor shall also have the right, at any time, to name the Building, including, but not limited to, appropriate signs and/or lettering on any or all entrances to the Building, and to change the name, number or designation by which the Building is commonly known.

Section 6.04 No Constructive Eviction. The exercise by Lessor or its agents of any right reserved to Lessor in this Article VI shall not constitute an actual or constructive eviction, in whole or in part, by reason of inconvenience or annoyance to Lessee.

ARTICLE VII

COMPLIANCE WITH LAW

Section 7.01 Compliance With Legal Requirements and Insurance Requirements. Lessee shall comply, or will cause all persons claiming by, through or under Lessee, promptly to comply, with all laws, statutes and ordinances (including, without limitation, all building codes, wetlands and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority or any other body hereafter constituted exercising similar functions, whether now or hereafter in force, which may be applicable to the Demised Premises, the Improvements or any landscaped areas or the sidewalks, roadways, streets, curbs and vaults at or adjoining the Demised Premises or to the use or manner of use of the Demised Premises or the Improvements (collectively, “Legal Requirements”). Lessee shall likewise observe and comply or commence and diligently pursue compliance with all requirements of all policies of liability, fire and all other policies of insurance at any time in force with respect to the Demised Premises, the Improvements and the landscaped areas, sidewalks, curbs and vaults at or adjoining the Demised Premises or to the use or manner of use of the Demised Premises or the Improvements and all requirements of the issuers of any such policies and all orders, rules, regulations, recommendations and other requirements of the applicable Board of Fire Underwriters or the Insurance Service Office or any other body exercising the same or similar functions and having jurisdiction over the Demised Premises (collectively, the “Insurance Requirements”).

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Section 7.02 Right to Contest Laws, Ordinances, Rules, Etc.

(a) Lessee shall have the right to contest by appropriate legal proceedings, in the name of Lessee or Lessor, or both, but without cost or expense to Lessor, the validity of any law, ordinances, certificate, order, rule, regulation or requirement of the nature referred to herein, and, if permitted by law, may defer compliance therewith pending such contest (which contest shall be diligently prosecuted by Lessee), provided that, and so long as: (i) such noncompliance shall not subject Lessor to criminal or civil liability or penalty; (ii) such non-compliance is permitted under all Fee Mortgages; (iii) Lessor’s estate in the Demised Premises shall not be subject to sale or be in imminent jeopardy by reason of such non-compliance; and (iv) Lessee first shall deliver to Lessor security reasonably satisfactory to Lessor securing compliance with the contested Legal Requirement and payment of all interest, penalties, fines, fees and expenses in connection therewith and protecting and indemnifying Lessor and any Fee Mortgagee against any loss, claim, expense, penalty, fine or injury by reason of such non-compliance. Such contest may include appeals from any judgments, decrees or orders until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter.

(b) Lessor shall cooperate with Lessee and execute any documents or pleadings required for such contest, provided that such action is without expense to Lessor and that Lessor will not incur any liability by reason thereof.

(c) If Lessee shall initiate or carry on any such legal proceeding in the name of Lessor, or of Lessor and Lessee, Lessee shall so advise Lessor in writing within ten (10) days after the commencement thereof and shall give Lessor full details as to the tribunal in which said proceedings were filed, the law, ordinance, certificate, order, ruling, regulation or requirement contested, and such additional data as Lessor may require to enable it to understand the facts and evaluate them.

Section 7.03 Environmental Matters. Lessee shall not undertake, permit or suffer any Environmental Activity at the Demised Premises except to the extent such Environmental Activity is limited to (i) ordinary cleaning, maintenance or operation of the Improvements or (ii) work required in connection with any construction, Alterations or restorations or similar work required or permitted to be made in and to the Demised Premises; provided, however, that all of the following requirements are strictly complied with in connection with such work and activity:

(a) All such work or activity must: (A) comply with all applicable Insurance Requirements and Legal Requirements; (B) be performed by qualified and, if required, licensed contractors, subcontractors, engineers or other professionals or qualified personnel in a manner customarily performed, undertaken or permitted or caused to be performed or undertaken by prudent property owners of comparable properties exercising due care and which will not result in a Hazardous Discharge or any other Environmental Activity in violation of applicable Insurance Requirements or Legal Requirements; (C) be performed, undertaken or permitted or caused to be performed or undertaken in such a manner as (1) shall keep the Demised Premises free from any lien imposed in respect or as a consequence of such Environmental Activity, and (2) shall safeguard against potential risks to human health or the environment or to the Demised Premises.

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(b) Lessee shall notify Lessor within forty-eight (48) hours after first becoming aware of a Hazardous Discharge from or at the Demised Premises.

(c) Upon reasonable prior notice to Lessee, Lessor shall have the right, exercisable no more than once every year (and at any time in connection with investigating a suspected Environmental Activity at the Demised Premises that is not permitted hereunder, and then in connection with such Environmental Activity), to cause an environmental audit and inspection of the Demised Premises to be conducted by one or more reputable environmental engineering firms, and Lessee shall cooperate in the conduct of such environmental audit. The reasonable cost of such audit shall be payable by Lessee upon Lessor’s demand therefor if such audit reveals the presence of any Hazardous Discharge. If any such audit contemplates the performance of any intrusive investigations or testing (which shall not include a mere walk-through of the Demised Premises), then prior to such entry onto the Demised Premises, Lessor shall procure from the contractor engaged to carry out the work a copy of its liability insurance policy naming Lessee as an additional insured in an amount and under a policy that is commercially reasonable in form, scope and substance. Lessor shall furnish Lessee with a copy of such audit, including the results of any such testing.

(d) If Lessee shall breach the covenants provided in this Section, in addition to any other rights and remedies which may be available to Lessor under this Lease or otherwise at law or in equity, Lessor may require Lessee to take reasonable actions, or to reimburse Lessor for the costs of any and all actions reasonably taken by Lessor, as are necessary or reasonably appropriate to cure such breach. Lessee’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

(e) Lessee hereby acknowledges that Lessor may suffer irreparable harm by reason of a breach or threatened breach of the provisions of this Section, and, accordingly, in addition to any other remedy that Lessor may have under this Lease or as may be permitted by applicable law, Lessor shall be entitled to enjoin the action, activity or inaction that gives rise to such breach or threatened breach by Lessee.

(f) As used herein:

(i) The term “Environmental Activity” shall mean any use, storage, installation, existence, release, threatened release, discharge, generation, abatement, removal, disposal, handling or transportation from, under, into or on the Demised Premises (or any portion thereof) of any Hazardous Materials.

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(ii) The term “Hazardous Discharge” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of Hazardous Materials from or onto the Demised Premises.

(iii) The term “Hazardous Materials” shall mean (A) any “hazardous substance” as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601(14), as amended; (B) petroleum or petroleum products, crude oil or any by-products thereof, natural gas or synthetic gas used for fuel; (C) any asbestos, asbestos containing material or polychlorinated biphenyl; and (D) any additional substances or materials which at such time are classified or considered to be hazardous or toxic or a pollutant or contaminant under the laws of the State of New York, the United States of America, or under any other Legal Requirements.

(g) Lessee hereby agrees to indemnify, defend and hold harmless the Lessor and Lessor’s directors, officers, shareholders, members, managers, owners, affiliates and subsidiaries, employees, and agents (collectively, the “Lessor Parties,” and individually, a “Lessor Party”) from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims or reasonable attorneys’ fees, consultant and expert fees) arising during or after the Term from any Environmental Activity or Hazardous Discharge in, on or about the Demised Premises by Lessee, Lessee’s agents, employees, contractors, licensees or invitees. For the avoidance of doubt, Lessee’s indemnification obligations under this subparagraph (g) shall not include any conditions identified in the Phase I ESA (as hereinafter defined), any matters encompassed by Section 10.05 or the performance (or omission to perform) thereunder; but shall expressly include, without limitation, subject to the terms of this Lease, any and all costs incurred due to any investigation of the site or any cleanup, removal, transportation, disposal or restoration mandated by or pursuant to any Legal Requirements due to the actions or inactions (when action was required) by Lessee, Lessee’s agents, employees, contractors, licensees or invitees. The indemnification contained herein shall survive any expiration or termination of the Term.

Section 7.04 Lessor’s Environmental Representations. Except as otherwise disclosed in the Phase I ESA, Lessor represents that to Lessor’s actual knowledge, without a duty to investigate, (i) the Building, the Land, and the Demised Premises are free of Hazardous Materials, including mold in concentrations that exceed permissible indoor air quality standards, in each case in violation of or requiring remediation under Environmental Laws; (ii) Lessor has complied with all Environmental Laws applicable to the ownership, operation, and maintenance of the Building, the Land, and the Demised Premises; (iii) there are no underground storage tanks located at the Demised Premises in violation of Environmental Laws; and (iv) Lessor has received no written notice of any pending or threatened investigation, claim, or enforcement action regarding Hazardous Materials affecting the Building, the Land, or the Demised Premises as of the Commencement Date. Lessor shall, at its sole cost and expense, remediate, remove, and otherwise respond to the presence of any Hazardous Materials released in, on, under, or about the Building, the Land, or the Demised Premises prior to the Commencement Date, and shall repair any damage caused thereby. Lessor shall defend, indemnify, and hold harmless Lessee from and against all losses, costs, damages, claims, liabilities, and expenses (including reasonable attorneys’ and consultants’ fees) arising out of or related to a breach of this Section. For avoidance of doubt, the obligations of Lessor under this Section shall not extend to any Hazardous Materials introduced by Lessee or any Lessee Parties.

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ARTICLE VIII

LIENS

Section 8.01 Creation of Lien. Lessee shall not create or permit to be created or to remain, and shall discharge, any mechanic’s, laborer’s or materialmen’s lien or any conditional sale, title retention agreement or chattel mortgage, which might be or become a lien, encumbrance or charge upon the Demised Premises, the Improvements or any part thereof having any priority or preference over or ranking on a parity with the estate, rights and interest of Lessor in the Demised Premises, the Improvements or any part thereof.

Section 8.02 Discharge of Lien. If any mechanic’s, laborer’s or materialman’s lien shall at any time be filed against the Demised Premises, the Improvements or any part thereof, Lessee, within thirty (30) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Lessee shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Lessor may, after twenty (20) days’ notice to Lessee, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Lessor shall be entitled if Lessor so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Lessor and all costs and expenses incurred by Lessor in connection therewith shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor on demand.

Section 8.03 No Consent or Request by Lessor. NOTICE IS HEREBY GIVEN THAT LESSOR SHALL NOT BE LIABLE FOR ANY LABOR OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE UPON CREDIT, AND THAT NO MECHANIC’S OR OTHER LIEN FOR ANY SUCH LABOR OR MATERIALS SHALL ATTACH TO OR AFFECT THE FEE ESTATE. NOTHING IN THIS LEASE SHALL BE DEEMED OR CONSTRUED IN ANY WAY TO CONSTITUTE LESSOR’S CONSENT OR REQUEST, EXPRESS OR IMPLIED, BY INFERENCE OR OTHERWISE, TO ANY CONTRACTOR, SUBCONTRACTOR, LABORER, EQUIPMENT OR MATERIAL SUPPLIER FOR THE PERFORMANCE OF ANY LABOR OR THE FURNISHING OF ANY MATERIALS OR EQUIPMENT FOR ANY CONSTRUCTION, NOR AS GIVING LESSEE ANY RIGHT, POWER OR AUTHORITY TO CONTRACT FOR, OR PERMIT THE RENDERING OF, ANY SERVICES, OR THE FURNISHING OF ANY MATERIALS THAT WOULD GIVE RISE TO THE FILING OF ANY LIENS AGAINST THE FEE ESTATE. LESSEE SHALL INDEMNIFY LESSOR AGAINST ANY CONSTRUCTION UNDERTAKEN BY LESSEE OR ANYONE CLAIMING THROUGH LESSEE, AND AGAINST ALL PROHIBITED LIENS.

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ARTICLE IX
INSURANCE

Section 9.01 Required Insurance. Lessee shall throughout the Term of this Lease, at its sole cost and expense, provide and cause to be maintained (and shall cause its sublessees and licensees, if any, to provide and maintain) the following required insurance, each of which may be satisfied, for the avoidance of doubt, to the extent covered by any blanket, umbrella or other similar such policies or coverage as described in Section 9.07 below:

(a) commercial general liability insurance, including Blanket Broad Form contractual liability insurance, protecting and indemnifying Lessee and Lessor, from and against any and all claims for damages or injury to person or property or for loss of life or of property occurring upon, in, or about the Demised Premises and the adjoining streets, vaults, sidewalks and passageways, such insurance to afford immediate protection, to the limit of not less than Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate for all occurrences within each policy year and in such greater or lesser limits as may be determined pursuant to Section 9.01(f) hereof. Such policy shall include a provision, if available, that said aggregate limit shall apply separately at the Demised Premises and that said insurer will provide notice to the Lessor if said aggregate is reduced by either payments of a claim or establishment of a reserve for claims if said payments or reserves exceed Five Million Dollars ($5,000,000). Lessee agrees that if the aggregate limit applying to the Demised Premises is reduced by the payment of a claim or establishment of a reserve to take all reasonably practical immediate steps to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy;

(b) workers’ compensation insurance covering all persons employed by Lessee at the Demised Premises and with respect to whom death or bodily injury claims could be asserted against Lessor, Lessee or the Demised Premises, with statutorily required limits. Lessee shall include a covenant in its subleases, if any, for sublessees to keep and maintain such insurance covering all persons employed by sublessees at the Demised Premises;

(c) business automobile liability insurance covering liability arising out of any vehicle including owned, non-owned, leased, rented and/or hired vehicles insuring against liability for bodily injury and death and for property damage in an amount as may from time to time be reasonably determined by Lessor but not less than Five Million Dollars ($5,000,000) each accident;

(d) during the performance of any Alteration, builder’s risk completed value form covering the perils insured under the ISO Special Causes of Loss form (CP 10 30) or any other form providing substantially equivalent coverage, including collapse, water damage, flood (if the Demised Premises is located in a flood zone), sink hole, earthquake and transit coverage, with deductible reasonably approved by Lessor, in nonreporting form, covering the total value of work performed and equipment supplies and materials furnished (with an appropriate limit for soft costs in the case of construction) and covering the full insurable value of all materials, tools and equipment at any off-site storage location used with respect to the Demised Premises;

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(e) during the performance of any Alteration, commercial general liability insurance, which shall include coverage for independent contractors and completed operations;

(f) Such other insurance and/ or such amounts as may from time to time be reasonably required by Lessor and/or any Fee Mortgagee against other insurable hazards which at the time are customarily insured against in the case of premises and buildings similarly situated in Ulster County, New York, due regard being, or to be given to the height and type of building, its construction, use and occupancy.

Section 9.02 Lessor’s Insurance. Lessor shall throughout the Term of this Lease, at the sole cost and expense of Lessee, provide and cause to be maintained:

(a) commercial property insurance on the Improvements written on an “Agreed Amount” basis, in amounts at all times sufficient to prevent Lessor or Lessee from becoming a coinsurer under the terms of the applicable policies, but in any event, in an amount not less than the then Full Insurable Value of the Improvements. The term “Full Insurable Value” shall mean actual replacement cost of the Improvements (exclusive of the cost of noninsurable portions thereof, such as excavation, foundations and footings) without deduction being made for depreciation;

(b) Insurance upon the Improvements against loss or damage due to war, acts of terrorism, flood, earthquake or nuclear reaction, as and when such insurance shall be customary for premises similarly situated in Ulster County, New York, in an amount not less than the Full Insurable Value thereof or the maximum amount of such insurance obtainable;

(c) Insurance against loss or damage from leakage of sprinkler systems now or hereafter installed in the Improvements, in such amount as Lessor may reasonably require;

(d) Boiler and pressure vessel and miscellaneous equipment insurance, including steam pipes, air conditioning systems, electric motors, air tanks, compressors and pumps, in such amounts as Lessor may reasonably require;

(e) Comprehensive general liability insurance for bodily and personal injury (including contractor’s liability) and property damage occurring in, on or about the Demised Premises; and

(f) Such other insurance and in such amounts as may from time to time be reasonably required by Lessor against other insurable hazards which at the time are customarily insured against in the case of premises and buildings similarly situated in Ulster County, New York, due regard being, or to be given to the height and type of building, its construction, use and occupancy.

Section 9.03 Payment by Lessee. Lessee shall pay to Lessor an amount equal to one hundred (100%) percent of all insurance premiums or installments thereof for the policies of insurance described in Section 9.02 hereof, as Additional Rent, thirty (30) days prior to the date on which such insurance premiums or any installments thereof are payable, upon the receipt of a statement from Lessor specifying the amount of any such insurance premium or installment; provided, however, that any increase in insurance premiums passed through to Lessee shall be capped at an amount equal to five percent (5%) of the premiums paid or payable for the immediately preceding Lease Year, provided that such cap shall not apply to any increase directly attributable to a change in the scope, type, or amount of coverage required or carried.

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Section 9.04 Policies of Insurance. All policies of insurance shall be from a company rated on the A.M. Best Key Rating Guide with ratings of at least A- and of at least VI and such company shall be licensed to do business in the State of New York. Lessee shall provide to Lessor and to the holder of any Fee Mortgage on the Demised Premises, originals or true copies of certificates of the policies, bearing notations evidencing the payment of premiums or accompanied by other evidence reasonably satisfactory to said parties of such payments. Each such policy shall contain a provision that no act or omission of Lessee shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days’ prior written notice to Lessor and to the holder of any Fee Mortgage on the Demised Premises.

Section 9.05 Compliance by Lessee. Lessee shall conform to the customary provisions of any such policies in all material respects and shall comply with the customary requirements of the companies writing such policies pertinent to the conduct of Lessee’s business on the Demised Premises and the Improvements. Lessee may contest any provisions thereof, and Lessor shall cooperate in Lessee’s reasonable efforts in connection therewith, but not in any manner which would result in the cancellation of such policy without available substitution.

Section 9.06 Named Insureds. All policies of insurance required under Sections 9.01 and 9.02 shall name Lessor and the holder of any Fee Mortgage on the Demised Premises, as their interests may appear.

Section 9.07 Blanket Policies. Any insurance provided for in this Article IX may be effected by a blanket policy or policies of insurance, or under so-called “all risk” or “multi-peril” insurance policies, provided that the amount of the total insurance available in respect of the Demised Premises and the Improvements shall be at least the protection equivalent to separate policies in the amounts herein required, and provided, further, that in other respects, any such policy or policies shall comply with the provisions of this Article IX. An increased coverage or “umbrella policy” may be provided and utilized by Lessee to increase the coverage provided by individual or blanket policies in lower amounts and the aggregate liabilities provided by all such policies covering the Demised Premises and the Improvements and Lessee’s liability hereunder shall be satisfactory, provided that they otherwise comply with the provisions of this Article IX. In any such case, it shall not be necessary to deliver the original of any such blanket policy to the Lessor, but Lessor shall be furnished with a certificate or duplicate of such policy reasonably acceptable to Lessor upon request.

Section 9.08 Subrogation Rights. Each of the parties hereto and their successors or assigns hereby waives any and all rights of action for negligence against the other party hereto which may hereafter arise for damage to the Demised Premises or to property therein resulting from any Casualty of the kind covered by standard fire insurance policies with extended coverage, regardless of whether or not or in what amounts, such insurance is now or hereafter carried by the parties hereto, or either of them. Both parties agree to use their best efforts to obtain and maintain a waiver of subrogation from their respective carriers if they are insured.

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ARTICLE X

REPAIRS AND MAINTENANCE

Section 10.01 Repairs and Maintenance by Lessee. Lessee, at its sole cost and expense, shall take commercially reasonable care of the Demised Premises and shall keep and maintain all portions of the Demised Premises and all Improvements, including any parking areas, landscaping, streets and sidewalks, in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. Lessee, at its sole cost and expense, shall make all non-structural repairs to the Demised Premises and all Improvements, including, but not limited to, the Building Systems, the parking areas, landscaped areas, sidewalks, private roadways and streets, curbs and vaults. When used in this Article X, the word “repairs” shall include replacements, renewals or substitutions when necessary, and all such repairs shall be of such class and character as are appropriate at the time for the Improvements giving due consideration to the age, character and class of the Improvements.

Section 10.02 Repairs by Lessor. Lessor shall, except as otherwise provided herein, at its sole cost and expense (i) repair and maintain the roof of the Building and (ii) make all structural repairs to the Building. Notwithstanding the forgoing, if any of the repairs described in this Section 10.02 are necessitated by the negligence, improper care or use by Lessee, its agents, employees, licensees or invitees, such repairs shall be made by Lessor at Lessee’s sole cost and expense. Lessor shall invoice Lessee upon completion of any work performed on Lessee’s behalf. There shall be no allowance to Lessee for a diminution of rental value and no liability on the part of Lessor by reason of inconvenience, annoyance or injury to business arising from Lessor, Lessee or others making any repairs, alterations, additions or improvements in or to any portion of the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof, and no liability upon Lessor for failure of Lessor or others to make any repairs, alterations, additions or improvements in or to any portion of the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof.

Section 10.03 Excavation on Adjoining Premises. If an excavation or other building operation shall be about to be made or shall be made upon any adjoining premises or streets, Lessee shall permit the owner or tenant of such adjoining premises, and their respective representatives, to enter the Demised Premises and the Improvements to shore the foundations and walls of the Improvements and to do any other act or thing necessary for the safety and preservation thereof, and upon the failure or refusal of such owner or tenant or their respective representatives, so to do, Lessee shall undertake such shoring or such other act or things necessary for such safety and preservation.

Section 10.04 HVAC System. Except as otherwise expressly provided herein, Lessee shall, at its sole cost and expense, maintain, service, and keep in good order, condition, and repair the HVAC System. Throughout the Term, Lessee shall, at its sole cost and expense, maintain in full force and effect a service and maintenance contract for the HVAC System with an independent contractor reasonably approved by Lessor, which contract shall provide for maintenance at least in accordance with the recommendations of the HVAC System manufacturer and/or recommendations made by the independent contractor to provide routine maintenance for the HVAC system. Lessee shall deliver to Lessor a copy of such executed service contract within thirty (30) days following the Commencement Date and upon each renewal or replacement thereof.

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Lessee shall not make any alterations, additions, or modifications to the HVAC System without the prior written consent of Lessor, which consent may be granted or withheld in Lessor’s reasonable discretion. Any approved alterations, additions, or modifications shall be performed at Lessee’s sole cost and expense and in accordance with all applicable laws and the terms of this Lease. In addition to the foregoing maintenance obligations, Lessee shall, at its sole cost and expense, perform all repairs to the HVAC System required during the Term, up to an aggregate amount of Ten Thousand Dollars ($10,000.00) in any Lease Year (the “HVAC Repair Cap”). In the event that the cost of any single repair or series of repairs to the HVAC System in any Lease Year exceeds the HVAC Repair Cap, Lessee shall be responsible for the HVAC Repair Cap, and Lessor shall pay seventy-five percent (75%) of the portion of such costs in excess of the HVAC Repair Cap, with Lessee remaining responsible for the balance. Lessee shall not perform any repairs to the HVAC System which exceed the HVAC Repair Cap without Lessor’s prior written approval of the scope of work thereof and the contractor (if any) proposed to perform such work, provided that such approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary, Lessee shall be solely responsible, without limitation, for the entire cost of any repairs to the HVAC System to the extent necessitated by the acts, omissions, misuse, or negligence of Lessee or its agents, employees, contractors, or invitees.

Section 10.05 ESA Work.

(a) Pursuant to that certain Phase I Environmental Site Assessment dated as of January 28, 2026 (the “Phase I ESA”), Lessor acknowledges the existence of three abandoned water wells and a sinkhole. Lessor shall, at its sole cost and expense, plug the wells and complete all backfilling and compaction to the existing sinkhole condition (collectively, the “ESA Work”) in accordance with all applicable federal, state, and local environmental laws, regulations, industry standard geotechnical practices, and agency requirements, including, without limitation, those of the New York State Department of Environmental Conservation (“NYSDEC”). Subject to any delays due to Force Majeure or caused by any governmental authority in connection with the issuance of any necessary permit or approval application for the ESA Work (provided that Lessor is using commercially reasonable efforts, in good faith in the pursuit of such permit or approval application), Lessor shall cause the ESA Work to be completed within three (3) months following the Commencement Date.

(b) Follow-up Remediation. If at any time following completion of the ESA Work, the sinkhole reappears, settlement or subsidence is detected, or conditions reasonably indicate renewed sinkhole activity, Lessee shall promptly provide notice to Lessor, and Lessor shall, at Lessor’s sole cost and expense, promptly perform any additional remediation, stabilization, corrective work necessary to restore and maintain the affected area in a safe and stable condition, all in compliance with applicable laws.

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ARTICLE XI
ALTERATIONS

Section 11.01 Alterations By Lessee. Lessee shall make no alterations, installations, additions or improvements in or to the Demised Premises (collectively, “Alterations”) without Lessor’s prior written consent (which consent shall not be unreasonably withheld or delayed with respect to nonstructural Alterations) and then only by contractors or mechanics approved by Lessor, which approval or denial shall be made in accordance with Section 11.09 below, and at such times and in such manner as Lessor may from time to time designate. All Alterations done by Lessee shall at all times comply with all Legal Requirements and plans and specifications prepared by and at the sole cost and expense of Lessee theretofore submitted to Lessor for its prior written approval, which approval shall not be unreasonably withheld or delayed. No Alterations shall be undertaken by Lessee, its agents, servants or employees, until Lessor has approved such plans and specifications in writing (which approval shall not be unreasonably withheld or delayed), and no amendments or additions to such plans and specifications shall be made without the prior written consent of Lessor (which consent shall not be unreasonably withheld or delayed).

Section 11.02 Permitting. No Alteration, structural or otherwise, shall be undertaken until Lessee shall have procured and paid for all municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction relating to the particular phase of said Alteration to be undertaken. Lessor shall join in the application for such permits or authorizations whenever such action is necessary, provided that such action is without expense to Lessor. If by reason of any Alteration a new certificate of occupancy for the Improvements is required, Lessee shall obtain it promptly upon completion and shall furnish a copy thereof to Lessor promptly after its issuance.

Section 11.03 Standard of Alteration Work. All work done in connection with any Alteration shall be done promptly and in a good and workmanlike manner of first-class materials and in compliance with all Legal Requirements including the building and zoning laws and all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the State Board of Fire Underwriters or any other body hereafter constituted exercising similar functions.

Section 11.04 Lessor Rights. The Lessor reserves the right to (i) to designate reasonably the time and manner in which all work with respect to Alterations may be performed and (ii) require compliance with such other reasonable rules as the Lessor may prescribe with respect to such work; provided that same are not inconsistent with the terms and provisions of this Lease.

Section 11.05 Indemnification by Lessee. Lessee shall indemnify and defend all Lessor Parties and hold them harmless from and against all claims, liens, costs (including reasonable attorneys’ fees) and other liabilities which the Lessor Parties may incur, arising out of or due to any such Alterations. The provisions of the preceding sentence shall survive the expiration or earlier termination of this Lease. At all times when any Alteration, structural or otherwise, is in progress Lessee shall, at Lessee’s sole cost and expense, maintain or cause to be maintained the insurance required to be maintained by Lessee pursuant to Section 9.01. All such insurance for bodily injury and property damage shall name the Lessor as an insured thereunder; and the policies therefor shall be submitted to the Lessor for its approval of the coverage and insurer before any work is commenced.

Section 11.06 Health and Safety Compliance. The Lessee, at its sole cost and expense, shall obtain forthwith the cancellation or discharge of all notices of violation issued against the Demised Premises or the Building for violation of any building, fire, safety, health, sanitary or other code, statute, ordinance or rule or regulation promulgated under them, arising from or otherwise connected with any work performed by or on behalf of the Lessee with respect to the Demised Premises.

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Section 11.07 Standard of Performance. The Lessee agrees that in the exercise of any rights pursuant to the provisions of this Article XI, any other provision of this Lease and/or pursuant to any consent to any Alteration in or to the Demised Premises, it shall perform its work in a diligent and expeditious manner.

Section 11.08 Fees. The Lessee shall make arrangements for and pay the fees of any architect or engineer retained by Lessor to review Lessee’s plans and specifications in connection with any proposed Alterations. Upon completion of each Alteration, Lessee shall deliver to Lessor a copy of the “as built” plans with respect thereto.

Section 11.09 Contractors and Vendors. In the performance of any Alteration work, the Lessee shall employ only those construction companies, contractors, laborers, suppliers and vendors as shall first have been approved by the Lessor, which approval shall (i) be made by Lessor within ten (10) Business Days of Lessee’s written submission to Lessor of the identity of the proposed contractors to be used by the Lessee; and (ii) not be unreasonably withheld or delayed. All such construction companies, contractors, vendors and suppliers shall work in harmony and without labor strife with the Lessor’s contractors, vendors or suppliers. If the Lessee or any of its construction companies, contractors, vendors and suppliers materially interferes with or materially delays prosecution or completion of any alteration work being performed by or on behalf of Lessor, the Lessee shall cease such work and discharge such construction company, contractor, laborer, supplier or vendor; but the Lessor shall have no liability or responsibility for any damage or any injury sustained by the Lessee due to such cessation of work and/or discharge.

ARTICLE XII

FIRE AND OTHER CASUALTY

Section 12.01 Event of Casualty. If the Demised Premises shall be damaged by fire or other casualty (a “Casualty”), Lessor, at Lessor’s expense, shall repair such damage. However, Lessor shall have no obligation to repair any damage to, or to replace, Lessee’s personal property or any other property or effects of Lessee. If the entire Building shall be rendered untenantable by reason of any such damage, the Rent shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable, the Rent shall abate for such period in the proportion which the rentable area of the part of the Building so rendered untenantable bears to the total rentable area of the Building. However, if prior to the date when all of such damage shall have been repaired, any part of the Building so damaged shall be rendered tenantable and shall be used or occupied by Lessee or any person or persons claiming through or under Lessee, then the amount by which the Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired.

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Section 12.02 Total Loss. Notwithstanding the foregoing provisions of this Article XII, if, prior to or during the Term (i) the Building shall be totally damaged or rendered wholly untenantable by a Casualty, and if Lessor shall decide not to restore the Building, or (ii) the Building shall be so damaged by a Casualty that in Lessor’s opinion, substantial alteration, demolition, or reconstruction of the Building shall be required, then, in any of such events, Lessor, at Lessor’s option, may give to Lessee within ninety (90) days after such Casualty, a thirty (30) days’ notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date. The Rent shall be apportioned as of the date of the Casualty and any prepaid portion of Rent for any period after such date shall be refunded by Lessor to Lessee.

Section 12.03 Partial Loss. Notwithstanding anything set forth to the contrary in this Article XII, in the event that any Casualty rendering a “Material Portion” (as hereinafter defined) of the Building wholly untenantable occurs during the final twelve (12) months of the Term, either Lessor or Lessee may terminate this Lease by providing notice to the other party within thirty (30) days after the occurrence of such Casualty, this Lease shall expire on the 30th day after the date of such notice, the Rent shall be apportioned as of the date of the Casualty and any prepaid portion of Rent for any period after such date shall be refunded by Lessor to Lessee. For purposes of this Article XII, a “Material Portion” of the Building shall be deemed untenantable if due to such Casualty, (a) Lessee shall be precluded from using more than 50% of the area of the Building for the conduct of its business and (b) Lessee’s inability to so use the Building is reasonably expected to continue until at least the earlier of the (i) Expiration Date, or (ii) the 90th day after the date when such Casualty occurred.

Section 12.04 Late-Term Loss. If the Building is destroyed or damaged by any Casualty during the final six (6) months of the Term, and such damage cannot reasonably be repaired, or is not repaired by Lessor, within thirty (30) days after the happening of such Casualty, Lessor or Lessee shall have the right to terminate this Lease effective as of the date of such Casualty by delivering written notice thereof to Lessor.

Section 12.05 Applicable Law. This Article XII constitutes an express agreement governing any case of damage or destruction of the Demised Premises or the Building by fire or other Casualty, and any law which provides for such contingency in the absence of an express agreement now or hereafter in force, shall have no application in any such case.

Section 12.06 Insurance Recovery Deficit. Notwithstanding any of the foregoing provisions of this Article XII, if Lessor or any Fee Mortgagee shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by reason of any willful action or inaction on the part of Lessee then, without prejudice to any other remedies which may be available against Lessee, Lessor shall have no obligation to expend any sums for repair or restoration in excess of the insurance proceeds actually received and available to Lessee for such purpose. If the cost to complete Lessor’s repair obligations exceeds the insurance proceeds, Lessee may, at its option and as a condition to requiring Lessor to continue with restoration of the Demised Premises, deposit with Lessor, within ten (10) days after written notice of the funding shortfall, the amount of such excess, which funds shall be applied to the restoration. If Lessee does not timely fund such excess, Lessor may elect to limit or cease restoration to the extent of the insurance proceeds without liability to Lessee.

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ARTICLE XIII
CONDEMNATION

Section 13.01 Event of Condemnation. In the event that the whole of the Demised Premises or the Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Building shall be so condemned or taken, then effective as of the date of vesting of title, the Rent hereunder shall be abated in an amount thereof apportioned according to the rentable area of the Building so condemned or taken. In the event that only a part of the Demised Premises shall be so condemned or taken, then (a) Lessor may, at its option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Lessee in writing of such termination within sixty (60) days following the date on which Lessor shall have received notice of vesting of title, and (b) if such condemnation or taking shall be of a Material Portion of the Building or a substantial part of the means of access thereto, Lessee shall have the right, by delivery of notice in writing to Lessor within sixty (60) days following the date on which Lessee shall have received notice of vesting of title, to terminate this Lease and the Term and estate hereby granted as of the date of vesting of title or (c) if neither Lessor nor Lessee elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Rent shall be abated to the extent, if any, hereinabove provided in this Article XIII. In the event that only a part of the Building shall be so condemned or taken and this Lease and the Term and estate hereby granted are not terminated as hereinabove provided, Lessor will, at its expense, restore the remaining portion of the Building as nearly as practicable to the same condition as it was in prior to such condemnation or taking. In the event of a termination in any of the cases hereinabove provided, this Lease and the Term and estate granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date of this Lease, and the Rent hereunder shall be apportioned as of such date. For purposes of this Article XIII, a “Material Portion” of the Building shall be deemed taken if due to such condemnation or taking, (a) Lessee shall be precluded from using more than 50% of the area of the Building for the conduct of its business and (b) Lessee’s inability to so use the Building is reasonably expected to continue until at least the earlier of the (i) Expiration Date, or (ii) the 90th day after the date of the vesting of title.

Section 13.02 Entitlement to Insurance Proceeds. In the event of any condemnation or taking hereinabove mentioned of all or part of the Demised Premises, Lessor shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Lessee, and Lessee hereby expressly assigns to Lessor any and all right, title and interest of Lessee now or hereafter arising in or to any such award or any part thereof, and Lessee shall be entitled to receive no part of such award; provided, however, that the Lessee shall be entitled to assert any and all claims which it may be entitled to pursue under applicable law, and to receive and retain for its own account all such amounts, rights or other remedies as may be available to it in connection with: (a) the value of Lessee’s leasehold interest; (b) the unamortized cost of any improvements made by Lessee to the Demised Premises; (c) any taking of nonmovable fixtures owned by Lessee; and (d) any disruption to Lessee’s business (including relocation damages). It is expressly understood and agreed that the provisions of this Article XIII shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

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Section 13.03 Eminent Domain. In the event any action is filed to condemn the Demised Premises or any part thereof by any public or quasi-public authority under the power of eminent domain, or in the event that any action is filed to acquire the temporary use of the Demised Premises or any part thereof, or in the event that any such action is threatened or any public or quasi-public authority communicates to Lessor or Lessee its desire to acquire the Demised Premises or any part thereof, or the temporary use thereof, by a voluntary conveyance or transfer in lieu of condemnation, either Lessor or Lessee shall give prompt notice thereof to the other.

ARTICLE XIV

INDEMNITY; WAIVER

Section 14.01 Indemnification of Lessee. Lessee shall indemnify, defend and save harmless the Lessor Parties from and against all claims, demands, causes of action, losses, liabilities, damages (including property damage and bodily injury), fines, penalties, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to (a) the negligence or willful misconduct of Lessee or Lessee’s employees, agents, contractors, or invitees; (b) Lessee’s breach of this Lease; or (c) Lessee’s use, occupancy, or operation at the Demised Premises during the Term of this Lease; provided, however, that in no event shall Lessee have any obligation to indemnify, defend, or hold harmless any Lessor Party to the extent of any negligence or willful misconduct of any Lessor Party.

Section 14.02 Indemnification of Lessor. Lessor shall indemnify, defend, and hold harmless the Lessee and Lessee’s directors, officers, shareholders, members, managers, owners, affiliates and subsidiaries, employees, and agents (collectively, the “Lessee Parties,” and individually, a “Lessee Party”) from and against all claims, demands, causes of action, losses, liabilities, damages (including property damage and bodily injury), fines, penalties, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to: (a) the negligence or willful misconduct of Lessor or Lessor’s employees, agents, contractors, or invitees; or (b) Lessor’s breach of this Lease, provided, however, that in no event shall Lessor have any obligation to indemnify, defend, or hold harmless any Lessee Party to the extent of any negligence or willful misconduct of any Lessee Party.

Section 14.03 Inspection by Lessee. Lessee has inspected and is fully familiar with the physical condition of the Demised Premises and the Improvements and Building Systems presently situated thereon. Except as otherwise expressly provided herein, Lessor has made no representations of whatever nature in connection with the condition of the Demised Premises or of the Improvements or Building Systems situated thereon and Lessor shall not be liable for any latent or patent defect therein.

Section 14.04 Costs and Charges. Lessee shall pay, and indemnify Lessor against, all legal costs and charges, including counsel fees, lawfully and reasonably incurred by Lessor in enforcing any provision of this Lease or in any suit or proceeding affecting the Demised Premises, the Improvements or this Lease to which Lessor is joined as a party other than a suit affecting the title to the Demised Premises and other than in connection with any suit or proceeding brought or steps taken by Lessor to obtain possession of the Demised Premises and the Improvements after default of Lessee.

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ARTICLE XV

ASSIGNMENT AND SUBLETTING

Section 15.01 Restrictions on Assignment and Subletting. Lessee shall not mortgage, pledge, encumber or otherwise hypothecate this Lease or the Demised Premises or any part thereof in any manner whatsoever, and any attempt to do so shall be void and a material breach of this Lease. Lessee shall not, whether voluntarily, involuntarily, by operation of law or otherwise: (a) assign or otherwise transfer this Lease or offer or advertise to do so; or (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, without in each instance, obtaining the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed. Any attempt by Lessee to assign or transfer this Lease (or its Term and estate) or offer or advertise to do so, or sublet the Demised Premises or any part thereof or offer or advertise to do so, without strictly complying with the requirements of this Article XV shall be void and a material breach of this Lease. Use or occupancy of the Demised Premises by a licensee, concessionaire, or any person other than Lessee is a sublease subject to this Article XV.

Section 15.02 Exceptions to Consent Requirement. Consent shall not be required in the event of: (a) a transfer to a wholly-owned affiliate or subsidiary of Lessee; (b) any corporate reorganization involving Lessee; (c) a merger or consolidation with a parent entity; or (d) assignment to an affiliate of Lessee, provided that the successor to Lessee has a net worth (computed in accordance with generally accepted accounting principles consistently applied) at least equal to the net worth of the Lessee named herein on the date prior to such merger or consolidation or assignment. Written notice of the intent to consummate such a transaction shall be delivered to Lessor at least thirty (30) days prior to the effective date thereof, and Lessee shall provide reasonable documentary demonstrating the satisfaction of the foregoing net worth criterion promptly upon request. The term “affiliate” as used herein shall mean any corporation which controls or is controlled by Lessee or is under common control with Lessee.

Section 15.03 Binding of Assignee. No assignment of this Lease shall be valid or binding on Lessor unless and until the assignee executes and delivers to Lessor an agreement in form and substance satisfactory to Lessor, whereby the assignee assumes and agrees to be bound by all of the provisions of this Lease and to perform all of the obligations of Lessee hereunder.

Section 15.04 Assignor Liability. Notwithstanding any assignment or sublease to any other person, Lessee shall remain fully liable for the payment of Rents and for the performance of all the other obligations of Lessee contained in this Lease. Any act or omission of an assignee or subtenant or any person claiming under or through any of them that violates this Lease shall be deemed a violation of this Lease by Lessee.

Section 15.05 Subsequent Assignments. The consent by Lessor to any assignment or sublease shall not relieve Lessee or any person claiming through or under Lessee of the obligation to obtain the consent of Lessor, pursuant to the provisions of this Article XV, to any future assignment or sublease.

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Section 15.06 Reimbursement of Expenses. Lessee shall reimburse Lessor on demand for any reasonable costs that Lessor may incur in connection with any proposed assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with any request for consent.

Section 15.07 Assignment of Profits. If Lessor shall consent to any assignment of this Lease, Lessee shall, in consideration therefor, pay to Lessor, as Additional Rent, an amount equal to one hundred (100%) percent of the Net Assignment Profits, which amount shall be paid to Lessor within thirty (30) days of Lessee’s receipt thereof. The “Net Assignment Profits” shall mean an amount equal to (i) all sums and other consideration paid to Lessee by an assignee for or in connection with such assignment (including sums paid for the purchase or rent of Lessee’s property and all or any part of the improvements in excess of their then fair market value) less (ii) Lessee Expenses (as hereinafter defined) in connection with such assignment.

Section 15.08 Application of Sublease Rent. If Lessor shall consent to any sublease, each rental or other payment (a “Sublease Rent Payment”) received by Lessee under such sublease (including each sum received by Lessee for the sale or rental of improvements and/or Lessee’s property) shall be applied as follows:

(a) first, such Sublease Rent Payment shall be retained by Lessee until Lessee shall have retained under this clause an amount equal to all Rent payable under this Lease with respect to the subleased space during or in respect of the period to which such Sublease Rent Payment relates;

(b) second, the balance of such Sublease Rent Payment shall be retained by Lessee until Lessee shall have retained under this clause an amount equal to Lessee Expenses in connection with such sublease; and

(c) third, fifty (50%) percent of the balance of such Sublease Rent Payment shall be paid by Lessee to Lessor.

The Rents allocable to the subleased space for any period shall equal the total Rents accruing during such period with respect to the Demised Premises multiplied by a fraction, the numerator of which is the rentable area of the subleased space and the denominator of which is the rentable area of the Demised Premises. Lessee shall make payment to Lessor with respect to each Sublease Rent Payment within thirty (30) days of Lessee’s receipt thereof. Such payment shall be accompanied by a detailed computation of the amount paid.

Section 15.09 Lessee Expenses. For purposes of this Article XV, “Lessee Expenses” in connection with an assignment or sublease shall mean all brokerage commissions, legal fees and cash contributions, free rent or monetary concessions or alteration expenses incurred, or to be incurred, by Lessee in connection with such assignment or sublease.

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Section 15.10 Collection of Sublessee Rent. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Lessor may collect rent from the assignee. If the Demised Premises or any part thereof are sublet, whether or not in violation of this Lease, Lessor may, after default by Lessee and expiration of Lessee’s time to cure such default, collect rent from the sublessee. In either event, Lessor may apply the net amount collected to payment of Rent, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Lease, an acceptance of the assignee or sublessee as a lessee or a release of Lessee from the performance by Lessee under this Lease.

ARTICLE XVI

SUBORDINATION

Section 16.01 Subordination of Lease. This Lease is subject and subordinate in all respects to all underlying leases, ground leases, licenses or agreements and to all Fee Mortgages which may now or hereafter be placed on or affect such leases and/or the real property of which the Demised Premises form a part, or parts of such real property, and/or Lessor’s interest or estate therein, and to each advance made and/or hereafter to be made under any such Fee Mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefore. This Section 16.01 shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Lessee shall execute and deliver promptly any certificate that Lessor and/or any mortgagee and/or the lessor under any ground or underlying Lease and/or their respective successors in interest may request as to the subordination of this Lease.

Section 16.02 Mortgagees; Subordination, Non-Disturbance and Attornment. Lessor shall obtain from the holder of each Fee Mortgage now or hereafter encumbering the Demised Premises, an agreement from such mortgagee, in form reasonably acceptable to such mortgagee, to the effect that so long as no default exists under this Lease, Lessee shall not be joined as a party defendant in any action or proceeding which may be instituted or taken by such mortgagee for the purpose of foreclosing any such Fee Mortgage and, so long as no default shall exist, (x) Lessee shall not be evicted from the Demised Premises, (y) Lessee’s leasehold estate hereunder shall not be terminated or disturbed and (z) the mortgagee shall recognize this Lease. Lessor represents that no Fee Mortgage encumbers the Demised Premises as of the Commencement Date. Lessor shall obtain from any mortgagee of a Fee Mortgage that encumbers the Demised Premises subsequent to the Commencement Date, such mortgagee’s standard form of Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) within sixty (60) days following the closing of the financing secured by such Fee Mortgage.

Section 16.03 Effect of Mortgage Assignment. Without limitation of any of the provisions of this Lease, in the event that any mortgagee and/or its assigns shall succeed to the interest of Lessor or of any successor lessor and/or shall have become lessee under a new ground or underlying lease, then, at the option of such mortgagee, this Lease shall nevertheless continue in full force and effect and Lessee shall and does hereby agree to attorn to such mortgagee or its assigns and to recognize such mortgagee or its respective assigns as its lessor.

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Section 16.04 Subsistence. Lessee shall, at any time and from time to time upon not less than ten (10) days’ prior notice by Lessor, execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification) and the dates to which the rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Lessor is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of said real property or any interest or estate therein, any mortgagee or prospective mortgagee thereof or any prospective assignee of any mortgage thereof.

Section 16.05 Accommodation of Financing Parties. If, in connection with obtaining financing for the Demised Premises, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Lessee will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Lessee hereunder, alter Lessor’s obligations to Lessee or materially adversely affect the leasehold interest hereby created. Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee concerning the Demised Premises and the Improvements as may be reasonably required by such lender. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

ARTICLE XVII

QUIET ENJOYMENT

Section 17.01 Quiet Enjoyment. Lessor covenants and agrees with Lessee that as to those claiming by, through or under Lessor and upon Lessee paying the Net Rent and other monetary sums due under the Lease and performing its covenants and conditions hereunder, Lessee shall and may peaceably and quietly have, hold and enjoy the Demised Premises and the Improvements for the entire Term of this Lease without hindrance or molestation of anyone claiming by, through or under Lessor, subject however to the provisions of this Lease.

ARTICLE XVIII

SIGNS

Section 18.01 Signs. Lessee shall also have the right to erect signs on the facade of the Building provided that: (i) the size, design, location and content of such sign is approved by Lessor (not to be unreasonably withheld) and complies with all applicable Legal Requirements, (ii) Lessee obtains all required permits therefor, and (iii) Lessee pays all costs and expenses attributable to Lessee’s installation and use of such sign, including, without limitation, labor and material costs and permit fees. Lessor does not represent or warrant that permits are obtainable for any particular sign.

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ARTICLE XIX

CONDITIONAL LIMITATIONS; EVENTS OF DEFAULT

Section 19.01 Lessee Default. Any one or more of the following events herein shall constitute a “Lessee Default”:

(a) Lessee shall totally desert or completely abandon the Demised Premises and/or the Improvements and such desertion or abandonment shall continue for a period of fifteen (15) days after notice by Lessor;

(b) Lessee shall default in making payment to Lessor of any Rent or any other amounts due hereunder, as and when the same shall become due and payable, and such default in payment shall continue for a period of ten (10) days after notice by Lessor;

(c) Lessee shall default in complying with any other agreements, terms, covenants or conditions of this Lease and such default shall continue for a period of thirty (30) days after notice by Lessor specifying the claimed default; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall within such thirty (30) day period commence such cure and thereafter diligently prosecutes the same to completion; and

(d) If at any time during the Term of this Lease (i) any proceedings in bankruptcy, insolvency or reorganization shall be instituted against Lessee pursuant to any federal or state law now or hereafter enacted, or any receiver or trustee shall be appointed of all or any portion of Lessee’s business or property, or any execution or attachment shall issue against Lessee or any of Lessee’s business or property or against the leasehold estate created hereby, and any of such proceedings, process or appointment be not discharged and dismissed within sixty (60) days from the date of such filing, appointment or issuance; or (ii) Lessee shall be adjudged a bankrupt or insolvent, or Lessee shall make an assignment for the benefit of creditors, or Lessee shall file a voluntary petition in bankruptcy or petition for (or enter into) an arrangement or for reorganization, composition or any other arrangement with Lessee’s creditors under any federal or state law now or hereafter enacted, or this Lease or the estate of Lessee herein shall pass to or devolve upon, by operation of law or otherwise, anyone other than Lessee (except as herein provided).

Section 19.02 Termination Upon Lessee Default. In event of a Lessee Default, Lessor, upon the fifteenth (15th) day of continuance of such Lessee Default may serve a written fifteen (15) day notice of cancellation and termination of this Lease (the “Termination Notice”) upon Lessee, and upon the expiration of said 15 days, this Lease and the Term hereunder shall end and expire as fully and completely as if the date of expiration of such 15 day period were the day herein definitely fixed for the end and expiration of this Lease and the Term thereof, and Lessee shall then quit and surrender to Lessor the Demised Premises, the Improvements and each and every part thereof, and Lessor may enter into or repossess the Demised Premises, the Improvements and each and every part thereof, either by force, summary proceedings or otherwise.

Section 19.03 Lessee’s Liability. No such expiration or termination of this Lease as a result of a Lessee Default shall relieve Lessee of its liability and obligation to pay Net Rent, Impositions, insurance premiums and any other amounts due Lessor hereunder, and such liability and obligations shall survive any such expiration or termination.

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Section 19.04 Right to Re-Enter and Re-Let. If this Lease shall terminate pursuant to any of the provisions of this Article XIX or if this Lease shall terminate by expiration, forfeiture, cancellation, surrender, operation of law, issuance of final court order or otherwise then in any of said events:

(a) Lessor may re-enter the Demised Premises, and enter the Improvements to remove therefrom Lessee, its agents, employees, licensees and any sublessees, persons, firms or corporations and all of their respective property, using such reasonable force for that purpose as may be necessary without being liable for prosecution or damages therefor, and thereupon Lessor shall be entitled to retain possession of the Demised Premises and the Improvements with all additions, alterations and improvements thereon, fixtures and appurtenances thereto, free from any estate or interest of Lessee therein. Lessee does hereby expressly waive service of any notice of intention to re-enter or enter except as herein otherwise expressly provided.

(b) Lessor, at Lessor’s option, may relet the whole or any part of parts of the Demised Premises and the Improvements, from time to time, either in the name of Lessor or otherwise, to such lessee or lessees, for such term or terms ending before, on or after the date fixed in this Lease for the expiration of the Term; at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Lessor, in its sole discretion, may determine. Lessor shall have no obligation to relet the Demised Premises, the Improvements or any part thereof and shall in no event be liable for refusal or failure to relet the Demised Premises, the Improvements or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor, at Lessor’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises and the Improvements as Lessor, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Lessee of any liability under this Lease or otherwise affecting any such liability.

Section 19.05 Late Charge. Lessee hereby acknowledges that late payment by Lessee to Lessor of Net Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of Net Rent or any other sum due from Lessee hereunder shall not be received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to three percent (3%) of such overdue amount. The parties hereby agree that such a late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. Amounts owed for such interest shall be deemed Additional Rent.

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Section 19.06 Waiver of Rights. Lessee, for itself and for any and all persons claiming through or under Lessee, including its creditors, upon the termination of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Demised Premises and the Improvements in any action or proceeding, or if Lessor shall enter the Demised Premises and the Improvements by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have, under and by reason of any present or future law or decision, to redeem the Demised Premises and the Improvements or for a continuation of this Lease for the Term hereby demised after having been dispossessed or ejected therefrom by process of law.

Section 19.07 Receipt of Rent. No receipt of moneys by Lessor from Lessee after the termination hereof in any lawful manner shall reinstate, continue or extend the Term, or affect any notice theretofore given to Lessee, or operate as a waiver of the right of Lessor to enforce the payment of any Net Rent then due or thereafter falling due, or operate as a waiver of the right of Lessor to recover possession of the Demised Premises and the Improvements by proper suit, action, proceedings or other remedy; it being agreed that after the service of the Termination Notice as herein provided and the expiration of the time therein specified, after the commencement of any suit, action, proceedings or other remedy, or after a final order or judgment for possession of the Demised Premises and the Improvements, Lessor may demand, receive and collect any moneys due, or thereafter falling due, without in any manner affecting such notice, suit, action, proceedings, order or judgment; and any and all such moneys so collected shall be deemed to be payments on account of the use and occupation of the Demised Premises and the Improvements, or, at the election of Lessor, on account of Lessee’s liability hereunder.

Section 19.08 Lessor’s Remedies. If this Lease and the demised Term shall expire and come to an end as provided in this Article XIX or by or under any summary proceeding or any other action or proceeding, or if Lessor shall re-enter the Demised Premises as provided above, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(a) Lessee shall pay to Lessor all Rent and other charges payable under this Lease by Lessee to Lessor to the date upon which this Lease and the demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Lessor, as the case may be; and

(b) Lessee shall also be liable for and shall pay to Lessor, as damages, any deficiency (referred to as “Deficiency”) between the Net Rent and other amounts payable by Lessee under this Lease for the period which otherwise would have constituted the unexpired portion of the demised Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 19.04 above, for any part of such period (first deducting from the rents collected under any such reletting all of Lessor’s expenses in connection with the termination of this Lease or Lessor’s re-entry upon the Demised Premises and the Improvements and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, alteration costs and other expenses of preparing the Demised Premises and the Improvements for such reletting). Any such Deficiency shall be paid in monthly installments by Lessee on the days specified in this Lease for payment of installments of Net Rent. Lessor shall be entitled to recover from Lessee each monthly Deficiency as the same shall arise, and no suit to collect the amount of Deficiency for any month shall prejudice Lessor’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

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(c) At any time after the demised Term shall have expired and come to an end or Lessor shall have re-entered upon the Demised Premises and the Improvements, as the case may be, whether or not Lessor shall have collected any monthly Deficiency as aforesaid, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Net Rent and other amounts payable by Lessee under this Lease for the period which otherwise would have constituted the unexpired portion of the demised Term exceeds the then fair and reasonable rental value of the Demised Premises and the Improvements for the same period, both discounted to present worth at the rate of four (4%) percent per annum, less the aggregate amount of Deficiency theretofore collected by Lessor pursuant to the provisions of Section 19.08(b) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Demised Premises, the Improvements or any part thereof, shall have been relet by Lessor for the period which otherwise would have constituted the unexpired portion of the demised Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prime facie, to be the fair and reasonable rental value for the part or whole of the Demised Premises and the Improvements so relet during the term of reletting.

Section 19.09 Interest. Any damages payable under this Lease and not paid when due shall bear interest from the due date until paid at the lesser of (a) the prime rate, as reported on the date on such due date in the Wall Street Journal or other publication or electronic information service of similar repute with respect to such matters, plus three percent (3%); and (b) the maximum rate permitted by law (the “Interest Rate”). Amounts owed for such interest shall be deemed Additional Rent.

Section 19.10 Remedies Not Exclusive. Lessor’s remedies provided in this Lease shall be in addition to, and not in lieu of, all other rights and remedies available to Lessor at law or in equity or otherwise.

Section 19.11 Lessor’s Right to Cure. Whenever Lessee shall fail to comply with and perform any term, covenant, or condition of this Lease, then, following (a) ten (10) days prior written notice as to any monetary default; or (b) following thirty (30) days’ prior written notice as to other defaults; or (c) following shorter notice if reasonably necessary to meet an emergency situation or governmental time limitation, Lessor may perform, or cause to be performed, such term, covenant or condition, and take such other steps, including entry onto the Demised Premises and the Improvements, as it may deem advisable, to achieve such performance or compliance, in which event Lessee shall reimburse Lessor upon demand for all costs and expenses suffered or incurred by it in connection therewith, together with interest at the Interest Rate. Acting in accordance with the immediately preceding sentence shall not be deemed to obligate Lessor to commence or complete the curing of any term, covenant, or condition which is in default within said time limits or otherwise. Lessee hereby waives any claim and releases Lessor and Lessor’s agents, contractors and employees from all liability for damage occasioned by any action taken by Lessor pursuant to this Section. Such action by Lessor shall not constitute or be deemed a waiver or release of Lessee from any obligation of Lessee contained in this Lease or from any default by Lessee and without waiving Lessor’s right to take such action as may be permissible under this Lease as a result of such default. Any sum of money (other than Net Rent) accruing from Lessee to Lessor pursuant to this Section, may, at Lessor’s option, be deemed Additional Rent, and Lessor shall have the same remedies as are available for Lessee’s failure to pay any installment of Net Rent when due. Lessee’s obligations under this Article XIX shall survive the expiration of sooner termination of the Term.

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ARTICLE XX

LESSOR DEFAULT

Section 20.01 Events of Default. Any one or more of the following events herein shall constitute a “Lessor Default”:

(a) Lessor’s failure to perform, complete, or diligently prosecute any structural, roof or other repairs required of Lessor under Section 10.02 hereof within the time periods specified therein, or, if no time period is specified, within thirty (30) days after Lessor’s receipt of written notice from Lessee; provided, however, that if such repairs cannot reasonably be completed within said thirty (30) day period, Lessor shall not be in default so long as Lessor commences such repairs within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion within a commercially reasonable period;

(b) Lessor’s failure to obtain, keep in force, or maintain any insurance required of Lessor under Section 9.02, which failure continues for ten (10) days after maturity or earlier termination of Lessor’s insurance; provided, however, that if the nature of the failure is such that coverage cannot reasonably be bound or reinstated within such ten (10) day period despite Lessor’s diligent efforts, Lessor shall not be in default so long as Lessor commences cure within such ten (10) day period and thereafter diligently and continuously prosecutes the same to completion within a commercially reasonable period not to exceed thirty (30) days, and maintains in the interim such reasonable protective measures as are customarily available (including, if applicable, binders or temporary certificates); or

(c) Any material breach by Lessor of any representation, warranty, covenant or agreement of Lessor under this Lease that remains uncured thirty (30) days after Lessor’s receipt of written notice from Lessee; provided, however, that if such breach is not reasonably capable of cure within thirty (30) days, Lessor shall not be in default so long as Lessor commences cure within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion within a commercially reasonable period.

Section 20.02 Lessee’s Self-Help Items. (a) Subject to the provisions of this Article XX, except in the event of a fire, casualty or condemnation, if Lessor fails to make any repair which Lessor is obligated to perform or provide under this Lease, and such failure by Lessor is not the result of Force Majeure or due to the act or omission of Lessee or any Lessee Party, Lessee shall have the right (but not the obligation) to perform and fulfill Lessor’s obligation with respect thereto in accordance with the provisions of this Article XX. The extent of the work performed by Lessee in curing any such Lessor default shall not exceed the work that is reasonably necessary, in Lessee’s reasonable judgment, to effectuate such remedy and the cost of such work shall be reasonable under the circumstances. The defaults of Lessor that Lessee is permitted to cure in accordance with the provisions of this Section 20.02 are hereinafter referred to as “Self-Help Items.”

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(b) If Lessee believes that Lessor has failed to perform any Self-Help Item as required by this Lease, then Lessee shall give Lessor a notice (herein called a “Self-Help Notice”) of Lessee’s intention to perform such Self-Help Item on Lessor’s behalf, which Self-Help Notice shall contain a statement in bold type and capital letters at the top of such Self-Help Notice and on the envelope containing such Self-Help Notice stating “THIS IS A TIME SENSITIVE SELF-HELP NOTICE AND LANDLORD SHALL BE DEEMED TO WAIVE ITS RIGHTS IF IT FAILS TO RESPOND IN THE TIME PERIOD PROVIDED” as a condition to the effectiveness thereof. If, within ten (10) Business Days (or within two (2) Business Days if the situation requiring performance is an emergency in that the Demised Premises cannot be operated for business to the public due to life-safety conditions) after its receipt of such Self-Help Notice, Lessor fails to either (i) commence (and thereafter continue to diligently perform) the cure of such Self-Help Item or (ii) give a notice to Lessee, which in good faith disputes Lessee’s right to perform the cure of such Self-Help Item pursuant to the terms of this Article XX, Lessee shall have the right, but not the obligation, to commence and thereafter diligently prosecute the cure of such Self-Help Item in accordance with the provisions of this Article XX at any time thereafter, but prior to the date on which Lessor commences to cure such Self-Help Item. Upon completion of the cure of such Self-Help Item, as provided herein, by Lessee, Lessee shall give notice thereof (the “Self-Help Item Completion Notice”) to Lessor, together with a copy of paid invoices setting forth the reasonable out-of-pocket costs and expenses incurred by Lessee to complete such Self-Help Item (herein called the “Self-Help Amount”). Lessor shall reimburse Lessee the Self-Help Amount, plus interest accruing thereon at the Interest Rate from the date of payment by Lessee until reimbursed in full to Lessee, within thirty (30) days after receipt of the Self-Help Item Completion Notice. If Lessor fails to reimburse Lessee the Self-Help Amount, together with the interest earned thereon, then Lessee shall have the right to offset such amount against the next installments of Net Rent coming due hereunder. Tenant shall diligently prosecute any Self-Help Item to completion in accordance with all applicable laws.

Section 20.03 Lessee’s Termination Right. In event of a Lessor Default that constitutes a material breach and such breach remains uncured for sixty (60) days after Lessee’s written notice to Lessor (or such longer period as may be required if cure cannot reasonably be completed within sixty (60) days, provided that Lessor commences cure within such sixty (60) day period and thereafter diligently prosecutes cure to completion), Lessee may terminate this Lease upon written notice to Lessor. Upon such termination, the Lease and the Term shall end as of the date specified in Lessee’s notice, which date shall not be less than ten (10) days from the date Lessor is in receipt of such notice. All Net Rent and Additional Rent shall be paid through such date of termination and Lessee shall quit and surrender the Demised Premises in the condition required under this Lease on or before such date of termination, and thereafter Lessor may enter and repossess the same.

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ARTICLE XXI

SECURITY DEPOSIT

Section 21.01 Submission and Application of Security Deposit. (a) Lessee shall deposit with Lessor upon execution and delivery of this Lease the sum equal to one (1) month’s Net Rent (the “Security Deposit”) as security for the faithful performance and observance by Lessee of the terms, covenants and conditions of this Lease, including the surrender of possession of the Demised Premises to Lessor as herein provided. If Lessee defaults in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, Lessor may use, apply or retain the whole or any part of the Security Deposit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent or any other sum as to which Lessee is in default, including (i) any sum which Lessor may expend or may be required to expend by reason of Lessee’s default, and (ii) any damages or Deficiency to which Lessor is entitled pursuant to this Lease or applicable law, whether such damages or Deficiency accrue before or after summary proceedings or other reentry by Lessor. If Lessor uses, applies or retains any part of the Security Deposit, Lessee, upon demand, shall deposit with Lessor the amount so applied or retained so that Lessor shall have the full Security Deposit on hand at all times during the Term. If Lessee shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit (or so much thereof as remains) shall be returned to Lessee after the Expiration Date and after delivery of possession of the Demised Premises to Lessor in the manner required by this Lease. Lessee expressly agrees that Lessee shall have no right to apply any portion of the Security Deposit against any of Lessee’s obligations to pay Rent hereunder.

Section 21.02 Effect of Sale or Transfer. Upon a sale or other transfer of the Demised Premises or any of Lessor’s interest therein, Lessor shall have the right to transfer the Security Deposit to the transferee. Lessee shall look solely to the new lessor for the return of such Security Deposit and the provisions of this Section shall apply to every transfer or assignment made of the Security Deposit to a new lessor. Lessee will not assign or encumber, or attempt to assign or encumber, the Security Deposit, and neither Lessor nor its successors or assigns shall be bound by any such actual or attempted assignment or encumbrance.

ARTICLE XXII

SURRENDER

Section 22.01 Conditions of Surrender. Except as is herein otherwise provided, Lessee shall on the last day of the Term or upon any earlier termination of this Lease, well and truly surrender and deliver up the Demised Premises and the Improvements to the possession and use of Lessor without fraud or delay and in good order, condition and repair, except for reasonable wear and tear after the last necessary repair, replacement, restoration or renewal made by Lessee, pursuant to its obligations hereunder, free and clear of all lettings and occupancies other than subleases then terminable at the option of the Lessor thereof or subleases to which Lessor shall have specifically consented, and free and clear of all liens and encumbrances other than those, if any, presently existing or created or suffered by Lessor.

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Section 22.02 Holding Over. Unless otherwise agreed by the parties hereto in a writing executed by both parties prior to the Expiration Date of this Lease, there shall be no holding over by Lessee after the expiration or earlier termination of this Lease, and the failure by Lessee to deliver possession of the Demised Premises to Lessor shall be an unlawful holdover. During the first thirty (30) days in which Lessee so holds over, at Lessor’s option, the rental value of the Demised Premises, payable from the date immediately following the date on which Lessee was to deliver the Demised Premises through and including the last day of the calendar month in which Lessee so delivers the Demised Premises, shall be one hundred fifty percent (150%) of the Net Rent payable immediately preceding the expiration or earlier termination of this Lease. Thereafter, the holdover rent shall escalate to two hundred percent (200%) of the Net Rent payable immediately preceding the expiration or earlier termination of this Lease. Acceptance by Lessor of any such rent during the period in which Lessee so holds over shall not cure or waive Lessee’s default, nor prevent Lessor from exercising, before or after such acceptance, any of the remedies provided by this Lease or at law or in equity. Payment of any such rent and other sums during any period in which Lessee holds over shall not excuse Lessee’s obligation to vacate and surrender the Demised Premises on the date, and in the manner and condition, required under this Lease. Lessee waives any rights it may have under applicable law in connection with any holdover proceedings that Lessor may institute against Lessee. If the Demised Premises are not surrendered upon the expiration or earlier termination of this Lease with respect to all or any portion of the Demised Premises, Lessee hereby indemnifies Lessor against loss, cost, injury, damage, claim, expense, or liability (including attorneys’ fees and disbursements) resulting from delay by Lessee in so surrendering the same, including any claims made by any succeeding tenant or prospective tenant or prospective tenant founded upon such delay. Lessee’s obligations under this Article XXII shall survive the expiration or earlier termination of the Term.

Section 22.03 Ownership of Permanent Improvements. All appurtenances, fixtures, improvements, additions and other property attached to or built into the Demised Premises, whether by Lessor or Lessee or others, and whether at Lessor’s expense, or Lessee’s expense, or the joint expense of Lessor and Lessee, shall be and remain the property of Lessor, except that any such fixtures, improvements, additions and other property installed at the sole expense of Lessee with respect to which Lessee has not been granted any credit or allowance by Lessor, and which are removable without material damage to the Demised Premises may be removed by Lessee on condition that Lessee shall repair at its expense any damage to the Demised Premises or the Building resulting from such removal.

Section 22.04 Disposition of Personal Property. Any personal property of Lessee or any sublessee which shall remain in the Improvements after the termination of this Lease and the removal of Lessee or such sublessee from the Improvements, may, at the option of Lessor, be deemed to have been abandoned by Lessee or such sublessee and either may be retained by Lessor as its property or be disposed of, without accountability, in such manner as Lessor may see fit, or if Lessor shall give written notice to Lessee to such effect, such property shall be removed by Lessee at Lessee’s sole cost and expense.

Section 22.05 Survival. The provisions of this Article XXII shall survive any termination of this Lease.

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ARTICLE XXIII
MISCELLANEOUS

Section 23.01 Force Majeure. If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, pandemic (including, without limitation, the COVID-19 virus), or any other cause beyond either party’s reasonable control (collectively, “Force Majeure”), whether or not such other cause shall be similar in nature to those hereinbefore enumerated, either party is unable to fulfill or is delayed in fulfilling any of such party’s obligations under this Lease, provided that no such inability or delay on Lessor’s part shall constitute an actual or constructive eviction, in whole or in part or entitle Lessee to any abatement or diminution of rent, or relieve Lessee from any of its obligations under this Lease, or impose any liability upon Lessor or its agents by reason of inconvenience or annoyance to Lessee, or injury to or interruption of Lessee’s business, or otherwise. Notwithstanding the foregoing, if, as a result of a Force Majeure event, Lessor reasonably determines that the Building is rendered entirely unusable for the conduct of Lessee’s business and such condition continues for a period of ninety (90) consecutive days, commencing on the ninety-first (91st) day following such determination, Net Rent shall be equitably abated solely to the extent, and only for the period, that the use of the Demised Premises is so materially diminished.

Section 23.02 Reimbursement of Lessor’s Expenses. Lessee shall reimburse Lessor upon demand for all reasonable expenses, including reasonable attorneys’ fees, incurred by it in connection with the enforcement of Lessee’s obligations under this Lease, protection of Lessor’s rights under this Lease or otherwise incurred by Lessor on Lessee’s behalf.

Section 23.03 Waiver of Trial by Jury. To the extent permitted by law, Lessor and Lessee hereby waive trial by jury in any litigation brought by either of the parties hereto against the other on any matter in any way connected with this Lease.

Section 23.04 Payments of Money. In the event of nonpayment by Lessee of any sum of money whatsoever which is payable by Lessee under any provision of this Lease, Lessor shall have the same rights and remedies by reason of such nonpayment as if Lessee had failed to pay an installment of Net Rent.

Section 23.05 No Waiver of Rights. No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Lessee, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Lessor. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

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Section 23.06 Rights and Remedies Cumulative. Each right and remedy of Lessor provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies.

Section 23.07 Transfer of Lessor’s Interest. In the event of a sale or conveyance by Lessor of Lessor’s interest in the Demised Premises, other than a transfer for security purposes only, Lessor shall be relieved, from and after the date specified in such notice of transfer, of all obligations and liabilities accruing thereafter on the part of the Lessor. This Lease shall not be affected by any such sale and Lessee agrees to attorn to the purchaser or assignee provided all Lessor’s obligations hereunder are assumed in writing by the transferee.

Section 23.08 Liability of Lessor.

(a) Anything elsewhere to contrary notwithstanding, Lessee shall look solely to the estate and property of Lessor in the Demised Premises for the satisfaction of Lessee’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default or breach by Lessor with respect to any of the terms, conditions and covenants of this Lease to be observed and/or performed by Lessor, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee’s remedies. If Lessor or a successor in interest is an individual (which term as used herein includes aggregates of individuals, such as joint ventures, general or limited partnerships or associations) such individual shall be under no personal liability with respect to any of the provisions of this Lease, and if such individual hereto is in breach or default with respect to its obligations under this Lease, in no event shall Lessee attempt to secure any personal judgment against any partner, employee or agent of Lessor by reason of such default by Lessor.

(b) Lessee shall not be entitled to claim a constructive eviction from the Demised Premises unless Lessee shall have first notified Lessor of the condition or conditions giving rise thereto, and if the complaints be justified, unless Lessor shall have failed to remedy such conditions within a reasonable time after receipt of such notice.

(c) Lessor or its agents shall not be liable for any damage to property of Lessee or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Lessee by theft or otherwise. Lessor or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Lessor, its agents, servants or employees; nor shall Lessor or its agents be liable for any such damage caused by operations in construction of any private, public or quasi-public work; nor shall Lessor be liable for any latent defect in the Demised Premises or in the Building. If at any time any windows of the Demised Premises are temporarily closed or darkened incident to or for the purpose of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof, Lessor shall not be liable for any damage Lessee may sustain thereby and Lessee shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Lessee from its obligations hereunder nor constitute an eviction. Lessee shall reimburse and compensate Lessor as Additional Rent for all expenditures made by, or damages or fines sustained or incurred by Lessor and not reimbursed by insurance due to nonperformance or non-compliance with or breach or failure to observe any term, covenants or conditions of this Lease upon Lessee’s part to be kept, observed, performed or complied with. Lessee shall give immediate notice to Lessor in case of fire or accidents in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment.

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Section 23.09 No Waste. Lessee shall not do or suffer any waste, damage, or injury to the Demised Premises, the Improvements or any part thereof, but this provision shall not be deemed to prevent Lessee’s from making repairs or Alterations to the Improvements in accordance with other provisions of this Lease.

Section 23.10 Captions; Attachments; Defined Terms.

(a) The captions of the sections of the Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any Section of this Lease.

(b) Exhibits attached hereto, and addendums and schedules initiated by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

(c) The words “Lessor” and “Lessee”, as used in this Lease, shall include the plural as well as the singular. The obligations contained in this Lease to be performed by Lessor shall be binding on Lessor’s successors and assigns only during their respective periods of ownership.

(d) The term “Business Days”, as used in this Lease shall mean all days other than Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays.

Section 23.11 Entire Agreement. This Lease along with any exhibits and attachments hereto constitutes the entire agreement between Lessor and Lessee relative to the Demised Premises and the Improvements and this Lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Lessor and Lessee.

Section 23.12 Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

Section 23.13 Time of the Essence. Time is of the essence of this Lease and each and every provision hereof.

Section 23.14 Binding Effect. The parties hereto agree that all the provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof; all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

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Section 23.15 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent pre-paid by FEDEX or other nationally-recognized overnight delivery service that provides evidence of delivery (a “Courier Service”), or if mailed by United States certified or registered mail, postage prepaid, as follows:

If to Lessor, addressed to:	If to Lessee, addressed to:

CVD Equipment Corporation	Edwards Semiconductor Solutions LLC
355 S. Technology Drive	5 Tower Drive
Central Islip, NY 11722	Saugerties NY 12477
Attention: Emmanuel Lakios, CEO	Attention: Sara Farooq, General Manager
E-mail: [***]	E-mail: [***]

and a copy to:	and a copy to:

Ruskin Moscou Faltischek	Atlas Copco North America LLC
P.C. 1425 RXR Plaza	6 Century Drive, Suite 310
East Tower, 15th Floor	Parsippany, New Jersey 07054
Uniondale, NY 11556	Attn: Natalya Vasilchenko, Esq.
Attn: Adam Silvers, Esq.	Facsimile: [***]
E-mail: [***]	E-mail: [***]

or at such other place as any party shall from time to time notify the other in writing as provided herein. The date of service of any communication hereunder shall be the date of personal delivery, the date of delivery by Courier Service or forty-eight (48) hours after the postmark on the certified or registered mail, as the case may be.

Section 23.16 Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

Section 23.17 Negation of Partnership. Lessor shall not become or be deemed a partner or a joint venturer with Lessee by reason of the provisions of this Lease.

Section 23.18 No Broker. Lessee and Lessor each represents that it has not dealt with any brokers in connection with the negotiation of this Lease. Lessee and Lessor hereby agree to indemnify, defend and hold each other harmless from and against all liability, loss, cost and expenses (including, without limitation, reasonable legal fees) arising out of any inaccuracy or alleged inaccuracy of their respective representations set forth in this Section 23.18. Lessor shall have no liability for brokerage commissions arising out of an assignment or a sublease by Lessee and Lessee shall and does hereby indemnify Lessor and hold it harmless from any and all liability for brokerage commissions arising out of any such assignment or sublease.

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Section 23.19 No Recording. Neither this Lease nor any short form or memorandum of this Lease shall be recorded. Any attempt to record this Lease or any short form or memorandum thereof shall constitute a default under this Lease.

Section 23.20 Choice of Law; Jurisdiction. This Lease shall be governed and construed under the laws of the State of New York. All disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of New York located in Ulster County, New York or the federal courts for the Northern District of New York; and for that purpose Lessee expressly and irrevocably submits to the jurisdiction of such courts. Lessee agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court. Lessee further agrees that judgment against it in any such action or proceeding shall be conclusive and, to the extent permitted by applicable law, may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

[The balance of this page is intentionally left blank. Signature page follows.]

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